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                                 EXHIBIT 23(D)



                 CONSENT OF POWELL, GOLDSTEIN, FRAZER & MURPHY


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                               CONSENT OF COUNSEL


We hereby consent to use in this Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the heading, "APPROVAL OF THE MERGER - Certain Federal Income Tax Consequences" and to the summarization of our opinion referenced therein.




/s/ Powell, Goldstein, Frazer & Murphy


July 11, 1995


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